Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. A-1 on Form S-8 to Registration Statement No. 333-84264 on Form S-4 of our reports dated February 21, 2002 covering Xcel Energy Inc.’s Annual Report for the year ended December 31, 2001 included in the Company’s Form 10-K and included in the Company’s Current Report on Form 8-K filed on February 25, 2002, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen

Minneapolis, Minnesota
May 31, 2002